FRIEDMAN                                          1700 BROADWAY
ALPREN &                                          NEW YORK, NY 10019
GREEN LLP                                         212-842-7000
CERTIFIED PUBLIC ACCOUNTANTS                      www.nyccpas.com



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
----------------------------------------------------



We hereby consent to the use in this registration statement on Form SB-2 dated December 13, 2003 of our reports dated May 13, 2003 and February 16, 2003, relating to the financial statements of Gaming Venture Corp., U.S.A. as of December 31, 2002 and 2001, respectively, and to the reference to our firm under the caption Experts in the registration statement.









Friedman Alpren & Green LLP


December 16, 2003
New York, New York